Exhibit 10.18
EXECUTION COPY
AMENDMENT NO. 3
AMENDMENT NO. 3 dated as of February 12, 2009 to the Credit Agreement referred to below, among DYNEGY HOLDINGS INC. (the “Borrower”), DYNEGY INC., a Delaware corporation, DYNEGY ILLINOIS INC., an Illinois corporation, the other Guarantors party to such Credit Agreement, CITICORP USA, INC. and JPMORGAN CHASE BANK, N.A., as Administrative Agents, CITICORP USA, INC., as Payment Agent, JPMORGAN CHASE BANK, N.A., as Collateral Agent, and the Lenders party hereto.
The Borrower, the Guarantors party thereto, the Lenders, the Administrative Agents and the Collateral Agent are parties to a Fifth Amended and Restated Credit Agreement dated as of April 2, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
The parties hereto hereby agree as follows:
Section 1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings given them in the Credit Agreement.
Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment No. 3, but effective as of the date hereof, the Credit Agreement shall be amended as follows:
2.01 Definitions.
A. The definition of “Permitted Refinancing Indebtedness” in Section 1.01 of the Credit Agreement shall be amended by amending and restating the proviso set forth in the last sentence of such definition in its entirety to read as follows:
“; provided that if such Permitted Refinancing Indebtedness is incurred more than 30 days after such discharge, the pro forma Leverage Ratio, after giving effect to the incurrence of such Permitted Refinancing Indebtedness (as if such Permitted Refinancing Indebtedness had been incurred on the first day of the applicable Measurement Period), shall not exceed (A) 7.5 to 1.0 at any time from the Amendment No. 1 Closing Date through September 30, 2007, (B) 6.5 to 1.0 at any time from October 1, 2007 through December 31, 2007, (C) 6.0 to 1.0 at any time during fiscal years 2008 and 2009 and (D) thereafter, 5.0 to 1.0.”
B. References in the Credit Agreement to “this Agreement” (or words of like import), or in any other Loan Documents to the “Credit Agreement” (or words of like import), shall be deemed to be references to the Credit Agreement as amended hereby.
2.02 Incremental Revolving Credit Commitments. Section 2.13(a) of the Credit Agreement shall be amended by amending and restating sub-clause (II) of clause (iii) thereof in its entirety to read as follows:
“(II) the pro forma Leverage Ratio shall not exceed (A) 7.5 to 1.0 at any time from the Amendment No. 1 Closing Date through September 30, 2007, (B) 6.5 to 1.0 at any time from October 1, 2007 through December 31, 2007, (C) 6.0 to 1.0 at any time during fiscal years 2008 and 2009 and (D) thereafter, 5.0 to 1.0, in each case as of the last day of the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 6.01(a), (b), (c) and (d) after giving effect to such New Revolving Credit Commitments;”.
Amendment No. 3

2.03 Investments. Section 7.02(s) of the Credit Agreement shall be amended by amending and restating the proviso at the end thereof in its entirety to read as follows:
“; provided that the pro forma Leverage Ratio, after giving effect to such Investment, shall not exceed (A) 7.5 to 1.0 at any time from the Amendment No. 1 Closing Date through September 30, 2007, (B) 6.5 to 1.0 at any time from October 1, 2007 through December 31, 2007, (C) 6.0 to 1.0 at any time during fiscal years 2008 and 2009 and (D) thereafter, 5.0 to 1.0”.
2.04 Indebtedness. Section 7.03 of the Credit Agreement shall be amended by as follows:
A. Section 7.03(b)(xii) of the Credit Agreement shall be amended by amending and restating clause (II) thereof in its entirety to read as follows:
“(II) the pro forma Leverage Ratio, after giving effect to the incurrence of such Indebtedness (as if such Indebtedness had been incurred on the first day of the applicable Measurement Period), shall not exceed (A) 7.5 to 1.0 at any time from the Amendment No. 1 Closing Date through September 30, 2007, (B) 6.5 to 1.0 at any time from October 1, 2007 through December 31, 2007, (C) 6.0 to 1.0 at any time during fiscal years 2008 and 2009 and (D) thereafter, 5.0 to 1.0;”.
B. Section 7.03(b)(xv) shall be amended by amending and restating clause (z) thereof in its entirety to read as follows:
“(z) the pro forma Leverage Ratio, after giving effect to the incurrence of such Indebtedness (as if such Indebtedness had been incurred on the first day of the applicable Measurement Period), shall not exceed (A) 7.5 to 1.0 at any time from the Amendment No. 1 Closing Date through September 30, 2007, (B) 6.5 to 1.0 at any time from October 1, 2007 through December 31, 2007, (C) 6.0 to 1.0 at any time during fiscal years 2008 and 2009 and (D) thereafter, 5.0 to 1.0.”
2.05 Asset Sales. Section 7.05(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:
“(c) in the case of any Asset Sale other than the sale of Designated Assets or Basket Assets, the pro forma Leverage Ratio, after giving effect to such Asset Sale, shall not exceed (A) 7.5 to 1.0 at any time from the Amendment No. 1 Closing Date through September 30, 2007, (B) 6.5 to 1.0 at any time from October 1, 2007 through December 31, 2007, (C) 6.0 to 1.0 at any time during fiscal years 2008 and 2009 and (D) thereafter, 5.0 to 1.0.”
Section 3. Representations and Warranties. The Borrower and the Parent represents and warrants to the Lenders and the Agents that (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects on and as of the date hereof and as if each reference therein to the Credit Agreement or words of like import included reference to this Amendment and the Credit Agreement as amended hereby (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), (b) no Default exists immediately prior to giving effect to this Amendment No. 3 and no Default shall exist immediately after giving effect to this Amendment No. 3 and (c) since December 31, 2007, except as disclosed in any Public Disclosure, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Amendment No. 3

Section 4. Conditions to Effectiveness. This Amendment No. 3 shall become effective as of the date hereof; provided that all of the following conditions precedent shall have been met (or waived), as determined by the Agents in their sole reasonable discretion:
(a) Execution of Amendment No. 3. The Administrative Agents shall have received one or more counterparts of this Amendment No. 3 duly executed by the Borrower, the Parent Companies, the other Guarantors, the Agents and Lenders constituting the Required Lenders.
(b) Fees. Subject to this Amendment No. 3 being approved by the Required Lenders, the Borrower shall have paid to the Payment Agent for the account of each Lender that has executed and delivered this Amendment No. 3 on or prior to 12:00 Noon (New York time) on February 12, 2009, an amendment fee equal to 0.10% of the aggregate amount of the Revolving Credit Commitment and Term Loans of such Lender outstanding immediately prior to the date hereof.
Section 5. Confirmation of Guarantee and Collateral Documents. Each of the Loan Parties party hereto confirms and ratifies all of its respective obligations under the Credit Agreement as amended hereby and the Loan Documents to which it is a party (including its respective obligations as a guarantor under Article X of the Credit Agreement) and the Liens granted by it under the respective Loan Documents (as amended hereby).
Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.
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Amendment No. 3

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